UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

477 S. Rosemary Ave.  Ste. 219

West Palm Beach, Florida 33401

(Address of Principal Executive Office) (Zip Code)

(561) 465-0030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Item 8.01.      Other Events.

Inability to Timely File Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 due to the COVID-19 pandemic

On March 25, 2020, the Securities and Exchange Commission (the “Commission”) issued an order under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”), modifying exemptions from the reporting requirements for public companies (Release No. 34-88465) (the “Order”), which allows companies to delay the filing of certain reports required under Section 13(a) or 15(d) of the Exchange Act for up to 45 days from the original filing deadline if a company is unable to timely file such report by the original filing deadline due to circumstances related to the 2019 novel coronavirus (“COVID-19”) pandemic.

Forward Industries, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that it is relying on the Order to delay the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Form 10-Q”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions to the Company's business and operations, including, among other things, the closing of the Company's New York location and transition of the Company’s staff to working remotely. Consequently, the Company is unable to complete its quarterly review and prepare its Form 10-Q by the original filing deadline.

The Company will file the Form 10-Q no later than June 29, 2020, 45 days after the original due date of the Form 10-Q.

Supplemental Risk Factor

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, with the following risk factor:

Our results of operations have been negatively impacted by the coronavirus pandemic.

The COVID-19 pandemic has spread across the globe and continues to negatively impact worldwide economic activity. COVID-19 has increased the risk that the Company or its employees, suppliers, customers and other commercial partners may be prevented from conducting business for an indefinite period of time, including due to the spread of the disease or shutdowns requested or mandated by governmental authorities. Specifically, COVID-19 has increased the risk of customers’ inability to pay for our design services.

The Company has also transitioned its New York employees to working remotely, which subjects the Company to increased cybersecurity risks and may reduce workplace efficiency. Additionally, the full extent of COVID-19’s negative impact on our business remains uncertain and it is not possible at this time to estimate the full impact that COVID-19 will have on our business. Continued business shutdowns due to COVID-19 could disrupt our supply chain and the manufacture or shipment of our products and delay the rollout of our smart enabled retail products to big box retail stores, which could have a material adverse effect on our business. If we see significant declines in customer orders, increased aging accounts receivables or other negative consequences due to COVID-19, the extent of which remains highly uncertain, it will materially adverse our business, financial condition and results of operations.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the filing of the Form 10-Q on June 29, 2020, the anticipated impact of the COVID-19 outbreak on our results of operations, possible effect of the outbreak on our supply chain and manufacture and shipment of our products, and delay the rollout of our smart enabled retail products to big box retail stores. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including levels of consumer, business and economic confidence generally, the duration of the COVID-19 outbreak and severity of such outbreak, the pace of recovery following the COVID-19 outbreak, the effect on our supply chain, our ability to implement cost containment; and the adverse effects of the COVID-19 outbreak on our business or the market price of our common stock, unanticipated accounting issues and the risk factors described in our Annual Report on Form 10-K for the year ended September 30, 2019 and our subsequent filings with the Commission, are uncertain. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: May 15, 2020	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer